                                                                     Exhibit 1.1

                           VERIZON COMMUNICATIONS INC.

                 FORM OF PURCHASE AGREEMENT FOR DEBT SECURITIES

            Verizon Communications Inc., a Delaware corporation (the "Company") proposes to issue and sell $_____,000,000 aggregate principal amount of its [__% Notes due __] [Floating Rate Notes due __] (the "New Notes"). Subject to the terms and conditions set forth or incorporated by reference herein, the Company agrees to sell and the purchaser or purchasers named in Schedule A attached hereto (the "Purchasers"), severally agree to purchase the New Notes at ___% of their principal amount plus accrued interest, if any, from ______, 200__ to the date of payment for the New Notes and delivery thereof. [Interest on the New Notes will be payable semi-annually on ______ and ______, commencing ______, 200__.] [Interest on the New Notes will be payable on ______[, _____, ______ and _____] at __-month LIBOR plus __%.] The New Notes will be reoffered to the public at ___% of their principal amount.

            All the provisions contained in the Company's Standard Purchase Agreement Provisions (February 2006 Edition) (the "Standard Purchase Agreement Provisions") annexed hereto shall be deemed to be a part of this Purchase Agreement to the same extent as if such provisions had been set forth in full herein.

REDEMPTION PROVISIONS:

            [The New Notes will not be redeemable prior to maturity.]

                                       OR

            [The New Notes will not be redeemed prior to _____. Thereafter, the New Notes will be redeemable on not less than 30 nor more than 60 days' notice given as provided in the Indenture, as a whole or in part, at the option of the Company at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.]

                                       OR

            [The New Notes will not be redeemable prior to ______. Thereafter, the New Notes will be redeemable on not less than 30 nor more than 60 days' notice given as provided in the Indenture, as a whole or in part, at the option of the Company at the redemption price set forth below. The "initial regular redemption price" will be the initial public offering price as defined below plus the rate of interest on the New Notes. The redemption price during the twelve-month period beginning ______ and during the twelve- month periods beginning on each ______ thereafter through the twelve-month period ended ______ will be determined by reducing the initial regular redemption price by an amount determined by multiplying (a) 1/_ of the amount by which such initial regular redemption price exceeds 100% by (b) the number of such full twelve-month periods which shall have elapsed between ______ and the date fixed for redemption; and thereafter the redemption prices during the twelve-month periods beginning _____ shall be 100%; provided, however, that all such prices will be specified to the nearest 0.01%, or if there is no nearest 0.01%, then to the next higher 0.01%.

            For the purpose of determining the redemption prices of the New Notes, the initial public offering price of the New Notes shall be the price, expressed in percentage of principal amount (exclusive of accrued interest), at which the New Notes are to be initially offered for sale to the public; if there is not a public offering of the New Notes, the initial public offering price of the New Notes shall be deemed to be the price, expressed in percentage of principal amount (exclusive of accrued interest), to be paid to the Company by the Purchasers.]

                                       OR

            [The New Notes may be redeemed on not less than 30 nor more than 60 days' notice given as provided in the Indenture, as a whole or from time to time in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount thereof or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus ______ basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

            "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as "Statistical Release H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

            "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the New Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such New Notes.

            "Comparable Treasury Price" means (i) the average of three Reference Treasury Dealer Quotations for such redemption date, or (ii) if the Independent Investment Banker is unable to obtain three such Reference Treasury Dealer Quotations, the average of all such quotations obtained.

            "Independent Investment Banker" means an independent investment banking or commercial banking institution of national standing appointed by the Company.

            "Reference Treasury Dealer" means (i) any independent investment banking or commercial banking institution of national standing and their respective successors appointed by the Company, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasure Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by the Company.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, or the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

            In the event of redemption of the New Notes in part only, a new Note of like tenor for the unredeemed portion thereof and otherwise having the same terms as the Note shall be issued in the name of the holder thereof upon the presentation and surrender thereof.]

CLOSING:

            The Purchasers agree to pay for the New Notes by wire transfer in same day funds to an account designated by the Company upon delivery of such New Notes at __:__ a.m. (New York City time) on ______, 200_ (the "Closing Date"), or at such other time, not later than the seventh full business day thereafter, as shall be agreed upon by the Company and the Purchasers or the firm or firms designated as the representative or representatives, as the case may be, of the Purchasers (the "Representative").

DENOMINATION OF THE NEW NOTES:

            [The New Notes shall be in the form of temporary or definitive fully-registered New Notes in denominations of Five Thousand Dollars ($5,000) and integral multiples of One Thousand Dollars ($1,000) in excess thereof, registered in such names as the Purchasers or the Representative shall request not less than two business days before the Closing Date. The Company agrees to make the New Notes available to the Purchasers or the Representative for inspection at the office of Wachovia Bank, National Association in New York, New York or The Depository Trust Company, New York, New York, at least twenty-four hours prior to the time fixed for the delivery of the New Notes on the Closing Date.]

                                       OR

            [The New Notes shall be in the form of one or more Global Notes which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the New Notes and shall be registered in the name of The Depository Trust Company or its nominee. The Company agrees to make the New Notes available to the Purchasers or the Representative for inspection at the office of Wachovia Bank, National Association in New York, New York or

The Depository Trust Company, New York, New York, at least twenty-four hours prior to the time fixed for the delivery of the New Notes on the Closing Date.]

RESALE:

            [The Purchasers represent that they intend to resell the New Notes, and therefore the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement Provisions will be applicable.]

                                       OR

            [The Purchasers represent that they do not intend to resell the New Notes, and therefore the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement Provisions will not be applicable.]

            [In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Purchaser represents to and agrees that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of New Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the New Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of New Notes to the public in that Relevant Member State at any time:

            (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts;

            (c) to investors with the minimum total consideration per investor of (euro)50,000; or

            (d) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of New Notes to the public" in relation to any New Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the New Notes to be offered so as to enable an investor to decide to purchase or subscribe the New Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus

Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

            Each Purchaser represents to and agrees that:

            (a) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the New Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the New Notes would otherwise constitute a contravention of
                  Section 19 of the Financial Services and Markets Act (the "FSMA") by the Company;

            (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the New Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

            (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the New Notes in, from or otherwise involving the United Kingdom.

            Each of the Purchasers also represents to and agrees that it has not offered, sold or delivered and that it will not offer, sell or deliver, directly or indirectly, any of the New Notes or distribute the Prospectus or any other material relating to the New Notes, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof.]

ISSUER FREE WRITING PROSPECTUSES:

            Any Issuer General Use Free Writing Prospectus (as such term is defined in the Standard Purchase Agreement Provisions) relating to the offering of the New Notes is identified in Schedule B attached hereto and any Issuer Limited Use Free Writing Prospectus (as such term is defined in the Standard Purchase Agreement Provisions) relating to the offering of the New Notes is identified in Schedule C attached hereto.

APPLICABLE TIME:

            The "Applicable Time" for purposes of this Purchase Agreement shall be __:00[a/p]m (Eastern time) on the date of this Purchase Agreement.

            In witness whereof, the parties have executed this Purchase Agreement this ______ day of ______, ______.

                                        [Names of Purchasers or Representative]

                                        By:______________________________

                                        Title:

                                        VERIZON COMMUNICATIONS INC.

                                        By:______________________________

                                        Title:

                                                                      SCHEDULE A

            The names of the Purchasers and the principal amount of New Notes which each respectively agrees to purchase are as follows:


                                                         Principal Amount of
Name                                                           New Notes
----                                                     -------------------
                                                              $ ,000,000
                                                              ----------
Total                                                         $ ,000,000
                                                              ==========

                                                                      SCHEDULE B

                  ISSUER GENERAL USE FREE WRITING PROSPECTUSES

 [Specify Each Issuer General Use Free Writing Prospectus, or if none so state]

                                                                      SCHEDULE C

                  ISSUER LIMITED USE FREE WRITING PROSPECTUSES

 [Specify Each Issuer Limited Use Free Writing Prospectus, or if none so state]

                           VERIZON COMMUNICATIONS INC.

                     STANDARD PURCHASE AGREEMENT PROVISIONS

                            (February 2006 Edition)

            Verizon Communications Inc., a Delaware corporation (the "Company"), may enter into one or more purchase agreements providing for the sale of Debt Securities to the purchaser or purchasers named therein (the "Purchasers"). The standard provisions set forth herein will be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including these Standard Purchase Agreement Provisions incorporated therein by reference, is hereinafter referred to as "this Agreement." Unless otherwise defined herein, terms used in this Agreement that are defined in the Purchase Agreement have the meanings set forth therein.

I. SALE OF THE DEBT SECURITIES

            The Company proposes to issue one or more series of Debt Securities pursuant to the provisions of an indenture dated as of December 1, 2000 (the "Original Indenture"), as supplemented by the supplemental indenture dated as of May 15, 2001 (the "First Supplemental Indenture"), as further supplemented by the supplemental indenture dated as of September 29, 2004 (the "Second Supplemental Indenture") and as further supplemented by the supplemental indenture dated as of February 1, 2006 (the "Third Supplemental Indenture", and together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the "Indenture"), between the Company, as successor in interest to Verizon Global Funding Corp., and Wachovia Bank, National Association, formerly known as First Union National Bank (the "Trustee"). In a supplemental indenture to the Indenture, a resolution of the Board of Directors of the Company or an officers' certificate pursuant to a supplemental indenture or board resolution specifically authorizing each new series of Debt Securities, the Company will designate the title of each new series of Debt Securities, and the aggregate principal amount, date or dates of maturity, dates for payment and rate of interest, redemption dates, prices, obligations and restrictions, if any, and any other terms with respect to each such series.

            The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), Registration Statement No. 333-109028 relating to certain securities including up to $10,000,000,000 of the Company's debt securities registered thereunder (the amount remaining unsold under such registration statement, from time to time, is hereinafter referred to as the "Debt Securities"), including a prospectus which relates to the Debt Securities, and has filed with, or transmitted for filing to, the Commission (or will promptly after the sale so file or transmit for filing) a prospectus supplement specifically relating to the particular series of Debt Securities to which this Agreement relates (such particular series being hereinafter referred to as the "New Notes") pursuant to Rule 424(b) under the Act ("Rule 424(b)"). The various parts of Registration Statement No. 333-109028, including all exhibits and any schedules thereto but excluding the Statement of Eligibility of the Trustee under the Indenture and including any prospectus supplement relating to the New Notes that is filed with the Commission and deemed by virtue of Rule 430B to be part thereof, each as amended at the time such part of the registration statement became effective, are referred to collectively as the "Registration Statement"; the base prospectus filed as part of the Registration Statement, in the form in which it has been most recently filed with the Commission on or prior to the time identified in the Purchase Agreement as the "Applicable Time" (the "Applicable Time") is referred to as the "Basic Prospectus"; the Basic Prospectus, as it may be amended and supplemented (including as amended or supplemented by any preliminary prospectus supplement) prior to the Applicable Time is referred to as the "Pricing Prospectus"; and the form of the final prospectus relating to the New Notes filed with the Commission pursuant to Rule 424(b) under the Act is referred to as the "Prospectus". As used herein, the terms "Registration Statement", "Basic Prospectus", "Pricing Prospectus" and "Prospectus" shall include in each case the material, if any, incorporated by reference therein.

II. PURCHASERS' REPRESENTATIONS AND RESALE

            Each Purchaser severally and not jointly represents and warrants that information furnished in writing to the Company expressly for use in the Registration Statement, the Basic Prospectus, the Pricing Prospectus or the Prospectus or in any Issuer Free Writing Prospectus, as defined in Article VII hereof, will not contain any untrue statement of a material fact and will not omit any material fact in connection with such information necessary to make such information not misleading.

            If the Purchasers advise the Company in the Purchase Agreement that they intend to resell the New Notes, the Company will assist the Purchasers as hereinafter provided. The terms of any such resale will be set forth in the Prospectus. The provisions of Paragraphs C, D, E and F of Article VI and Articles VIII, IX, X and XIII of this Agreement apply only to Purchasers that have advised the Company of their intention to resell the New Notes ("Reselling Purchasers"). All other provisions apply to any Purchaser including a Reselling Purchaser.

            Each Purchaser represents that it has not and agrees that it will not make any offer relating to the New Notes by means of a "free writing prospectus," as defined in Rule 405 under the Act, required to be filed with the Commission, unless (i) listed in Schedule B or Schedule C to the Purchase Agreement, (ii) the information contained in the free writing prospectus is immaterial to the offering of the New Notes, or (iii) the consent of the Company is obtained. Each Reselling Purchaser agrees to advise each person to whom it initially resells the New Notes, prior to such resale, of the availability of the Pricing Prospectus and each Issuer Free Writing Prospectus referred to in Schedule B to the Purchase Agreement.

III. CLOSING

            The closing will be held at the office of the Company at One Verizon Way, Basking Ridge, NJ 07920, on the Closing Date. Concurrent with the delivery of the New Notes to the Purchasers or to the Representative for the account of each Purchaser, payment of the full purchase price of the New Notes shall be made by wire transfer in same day funds to an account designated by the Company.

IV. CONDITIONS TO PURCHASERS' OBLIGATIONS

            The respective obligations of the Purchasers hereunder are subject to the following conditions:

            (A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; since the latest date as of which information is given in the Pricing Prospectus, there shall have been no material adverse change in the business, business prospects, properties, financial condition or results of operations of the Company; and the Purchasers or the Representative shall have received on the

Closing Date the customary form of compliance certificate, dated the Closing Date and signed by the President or a Vice President of the Company, including the foregoing. The officer executing such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened.

            (B) The Purchasers or the Representative shall have received on the Closing Date an opinion of the General Counsel of the Company, or other counsel to the Company satisfactory to the Purchasers and counsel to the Purchasers, dated the Closing Date, substantially in the form set forth in Exhibit A hereto.

            (C) The Purchasers or the Representative shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Purchasers, dated the Closing Date, substantially in the form set forth in Exhibit B hereto.

            (D) The Purchasers or the Representative shall have received on the Closing Date a letter from Ernst & Young LLP, independent public accountants for the Company, dated as of the Closing Date, to the effect set forth in Exhibit C hereto.

If any condition specified in this Article IV shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchasers by notice to the Company and such termination shall be without liability of any party to any other party except as provided in Articles VI and VII hereof.

V. CONDITIONS TO THE COMPANY's OBLIGATIONS

            The obligations of the Company hereunder are subject to the following conditions:

            (A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

            (B) The Company shall have received on the Closing Date the full purchase price of the New Notes purchased hereunder.

VI. COVENANTS OF THE COMPANY

            In further consideration of the agreements contained herein of the Purchasers, the Company covenants to the several Purchasers as follows:

            (A) To furnish to the Purchasers or the Representative a copy of the Registration Statement including materials, if any, incorporated by reference therein, to timely file with the Commission any Prospectus relating to the offering of the New Notes required to be filed by the Company pursuant to Rule 424(b) under the Act, and, during the period mentioned in (D) below, to supply as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Purchasers or the Representative may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this

Agreement shall include all documents filed by the Company with the Commission subsequent to the effective date of the Registration Statement, or the date of the Basic Prospectus, the Pricing Prospectus or the Prospectus, as the case may be, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are deemed to be incorporated by reference therein.

            (B) Before amending or supplementing the Registration Statement, the Basic Prospectus, the Pricing Prospectus or the Prospectus with respect to the New Notes, to furnish to any Purchaser or the Representative, and to counsel for the Purchasers, a copy of each such proposed amendment or supplement.

            The covenants in Paragraphs (C), (D), (E) and (F) apply only to Reselling Purchasers:

            (C) The Company will notify the Reselling Purchasers promptly, at any time prior to completion of the resale of the New Notes by the Reselling Purchasers, and confirm the notice in writing, (i) of the delivery to the Commission for filing any document to be filed pursuant to the Exchange Act which will be incorporated by reference into the Registration Statement, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement, to any document incorporated by reference therein or for any additional information, (iii) of the issuance by the Commission of any order directed to the Registration Statement or any document incorporated therein by reference or the initiation or threat of any challenge by the Commission to the accuracy or adequacy of any document incorporated by reference in the Registration Statement and (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the New Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.

            (D) If, at any time prior to the completion of the resale of the New Notes during which, in the opinion of counsel for the Reselling Purchasers, the Prospectus (or, in lieu thereof, the notice referred to in Rule 173 under the Act) is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make a statement therein, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not materially misleading, or if it is otherwise necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense (unless such amendment shall relate to information furnished by the Purchasers or the Representative by or on behalf of the Purchasers in writing expressly for use in the Prospectus), to the Reselling Purchasers, the number of copies requested by the Reselling Purchasers or the Representative of either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with law.

            (E) The Company represents that it has not and agrees that it will not make any offer relating to the New Notes that would constitute an "issuer free writing prospectus," as defined in Rule 433(h)(1) under the Act, unless (i) listed in Schedule B or Schedule C to the Purchase Agreement, (ii) the information contained in the issuer free writing prospectus is immaterial to the offering of the New Notes, or (iii) the consent of the Purchasers is obtained. Any free writing prospectus consented to by the Purchasers under this paragraph, as well as any other "free writing prospectus" as defined in Rule 405 under the Act, required to be filed with the Commission and consented to by the Company under Article II hereof, is referred to in this Agreement as a "Permitted Free Writing Prospectus." The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433(h)(1) under the Act, and has complied and will comply with the requirements of Rule 433 applicable to such Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

            (F) To use their best efforts to qualify the New Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Purchasers or the Representative shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith; provided, however, that the Company, in complying with the foregoing provisions of this paragraph, shall not be required to qualify as a foreign company or to register or qualify as a broker or dealer in securities in any jurisdiction or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the New Notes, and provided further the Company shall not be required to continue the qualification of the New Notes beyond one year from the date of the sale of the New Notes.

VII. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to the several Purchasers that
(i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Basic Prospectus, the Pricing Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, (ii) each part of the Registration Statement filed with the Commission pursuant to the Act relating to the New Notes, when such part became effective (including each deemed effective date pursuant to Rule 430B(f)(2)), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), the date of the Basic Prospectus, the Pricing Prospectus and the Prospectus and at all times subsequent to and including the Closing Date, the Registration Statement, the Basic Prospectus, the Pricing Prospectus and the Prospectus, as amended or supplemented, if applicable, complied or will comply in all material respects with the Act and the applicable rules and regulations thereunder, (iv) on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), the Registration Statement did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and on the date of the Prospectus, or any amendment or supplement thereto, and on the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company by any Purchaser or the Representative by or on behalf of any Purchaser in writing expressly for use therein or to statements or omissions in the Statement of Eligibility of the Trustee under the Indenture, (v) as of the Applicable Time, neither (a) any Issuer General Use

Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (all of which are identified in Schedule B to the Purchase Agreement) [and] [,] the Pricing Prospectus [and the price to public and underwriting discount on the cover page of the Prospectus and the statements under the caption "Description of the Notes" in the Prospectus], all considered together (collectively the "General Disclosure Package"), nor (b) any individual Issuer Limited Use Free Writing Prospectus (as defined below) (all of which are identified in Schedule C to the Purchase Agreement), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in any Issuer Free Writing Prospectus or the Pricing Prospectus based upon information furnished to the Company by any Purchaser or the Representative by or on behalf of any Purchaser in writing expressly for use therein, (vi) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer of the New Notes did not, does not and will not include any information conflicting with the information contained in the Registration Statement, (vii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the New Notes and at the date of the Purchase Agreement the Company was not and is not an "ineligible issuer" as defined in Rule 405 under the Act, (viii) there are no legal or governmental proceedings required to be described in the Basic Prospectus, the Pricing Prospectus or the Prospectus which are not described as required, (ix) the consummation of any transaction herein contemplated will not result in a breach of, default under or creation of any lien, charge or encumbrance upon any material property or asset of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which the Company is a party or any statute or any order, rule or regulation of any court or governmental agency or body by which the Company is bound, and (x) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

            As used in this section and elsewhere in this Agreement:

            "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433(h)(1) under the Act relating to the New Notes that (i) is required to be filed with the Commission by the Company, (ii) is a "road show for an offering that is a written communication" within the meaning of Rule 433(d)(8)(i) under the Act, whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the New Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission, or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the Act.

            "Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to the Purchase Agreement.

            "Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

VIII. INDEMNIFICATION

            The Company agrees to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus (if used within the period set forth in Paragraph (D) of Article VI hereof, and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company by any Reselling Purchaser or the Representative by or on behalf of any Reselling Purchaser in writing expressly for use therein or by any statement or omission in the Statement of Eligibility of the Trustee under the Indenture.

            Each Reselling Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Reselling Purchaser, but only with reference to information relating to said Reselling Purchaser furnished to the Company in writing by the Reselling Purchaser or the Representative by or on behalf of said Reselling Purchaser expressly for use in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus.

            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person or persons against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding (provided, however, that if such indemnified party shall object to the selection of counsel after having been advised by such counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, the indemnifying party shall designate other counsel reasonably satisfactory to the indemnified party) and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

            If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the first or second paragraph hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall severally contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Reselling Purchasers on the other from the offering of the New Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Reselling Purchasers on the other in connection with the statement or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Reselling Purchasers on the other in connection with the offering of the New Notes shall be deemed to be in the same proportion as the total net proceeds from the offering of the New Notes received by Company bear to the total commissions, if any, received by all of the Reselling Purchasers in respect thereof. If there are no commissions allowed or paid by the Company to the Reselling Purchasers in respect of the New Notes, the relative benefits received by the Reselling Purchasers in the preceding sentence shall be the difference between the price received by such Reselling Purchasers upon resale of the New Notes and the price paid for the New Notes pursuant to the Purchase Agreement. The relative fault of the Company on the one hand and of the Reselling Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Reselling Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Article VIII shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Reselling Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the New Notes purchased by it under this Agreement and resold as contemplated herein and in the Prospectus exceeds the amount of any damages which such Reselling Purchaser has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Reselling Purchasers' obligations to contribute as provided in this Article VIII are several in proportion to their respective purchase obligations and not joint.

IX. SURVIVAL

            The indemnity and contribution agreements contained in Article VIII and the representations and warranties of the Company contained in Article VII of this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,

(ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any persons controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the New Notes.

X. TERMINATION BY RESELLING PURCHASERS

            At any time prior to the Closing Date this Agreement shall be subject to termination in the absolute discretion of the Reselling Purchasers, by notice given to the Company, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) minimum prices shall have been established on the New York Stock Exchange by Federal or New York State authorities or (iv) any outbreak or material escalation of hostilities involving the United States or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to proceed with the delivery of the New Notes on the terms and in the manner contemplated by the Prospectus.

XI. TERMINATION BY PURCHASERS

            If this Agreement shall be terminated by the Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than those set forth in Article V) the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchasers in connection with the New Notes. Except as provided herein, the Purchasers shall bear all of their expenses, including the fees and disbursements of counsel.

XII. SUBSTITUTION OF PURCHASERS

            If for any reason any Purchaser shall not purchase the New Notes it has agreed to purchase hereunder, the remaining Purchasers shall have the right within 24 hours to make arrangements satisfactory to the Company for the purchase of such New Notes hereunder. If they fail to do so, the amounts of New Notes that the remaining Purchasers are obligated, severally, to purchase under this Agreement shall be increased in the proportions which the total amount of New Notes which they have respectively agreed to purchase bears to the total amount of New Notes which all non-defaulting Purchasers have so agreed to purchase, or in such other proportions as the Purchasers may specify to absorb such unpurchased New Notes, provided that such aggregate increases shall not exceed 10% of the total amount of the New Notes set forth in Schedule A to the Purchase Agreement. If any unpurchased New Notes still remain, the Company shall have the right either to elect to consummate the sale except as to any such unpurchased New Notes so remaining or, within the next succeeding 24 hours, to make arrangements satisfactory to the remaining Purchasers for the purchase of such New Notes. In any such cases, either the Purchasers or the Representative or the Company shall have the right to postpone the Closing Date for not more than seven business days to a mutually acceptable date. If the Company shall not elect to so consummate the sale and any unpurchased New Notes remain for which no satisfactory substitute Purchaser is obtained in accordance with the above provisions, then this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or the Company for the purchase or sale of any New Notes under this Agreement. No provision in this paragraph shall relieve any defaulting Purchaser of liability to the Company for damages occasioned by such default.

XIII. NO ADVISORY OR FIDUCIARY RELATIONSHIP

            The Company acknowledges and agrees that (a) the purchase and sale of the New Notes pursuant to this Agreement, including the determination of the public offering price of the New Notes and any related discounts and commissions, is an arm's length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) and no Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent deemed by it to be appropriate.

XIV. MISCELLANEOUS

            This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

                                                                       EXHIBIT A

         [Letterhead of General Counsel of Verizon Communications Inc.]

and the other several Purchasers
referred to in the Purchase Agreement
dated____________________, among such
Purchasers and Verizon Communications Inc.

            Re:  Verizon Communications Inc.
            ___% Notes due ____

Dear Sirs:

            I have been requested by Verizon Communications Inc., a Delaware corporation (the "Company"), as Executive Vice President and General Counsel of the Company, to furnish you with my opinion pursuant to a Purchase Agreement dated ______, (the "Agreement") among the Company and you, relating to the purchase and sale of $___,000,000 aggregate principal amount of the Company's ___% Notes due ___ (the "New Notes").

            In this connection I, or attorneys under my direction, have examined among other things:

            (a) The certificate of incorporation and by-laws of the Company, each as presently in effect;

            (b) A copy of the indenture dated as of December 1, 2000 (the "Original Indenture"), under which the New Notes are being issued, as supplemented by the supplemental indenture dated as of May 15, 2001 (the "First Supplemental Indenture"), as further supplemented by the supplemental indenture dated as of September 29, 2004 (the "Second Supplemental Indenture") and as further supplemented by the supplemental indenture dated as of February 1, 2006 (the "Third Supplemental Indenture", and together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the "Indenture"), between the Company, as successor in interest to Verizon Global Funding Corp., and Wachovia Bank, National Association, formerly known as First Union National Bank (the "Trustee");

            (c) [The Supplemental Indenture, dated as of ____________ between the Company and the Trustee] [The resolutions of the Board of Directors of the Company adopted ____________, (the "Board Resolution")] [The certificate, dated ____________, of authorized officers of the Company pursuant to authorization from the Board of Directors (the "Officers' Certificate")] specifically authorizing the New Notes, including the issuance and sale of the New Notes;

            (d) The New Notes;

            (e) The Agreement;

            (f) The records of the corporate proceedings of the Company relating to the authorization, execution and delivery of the Indenture, [the Supplemental Indenture,] the Agreement and the New Notes;

            (g) The record of all proceedings taken by the Company relating to the registration of the New Notes under the Securities Act of 1933, as amended (the "Act"), and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA");

            (h) The Registration Statement, the Pricing Prospectus, the General Disclosure Package and the Prospectus, as each such term is defined in the Agreement, including all documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated therein by reference (the "Incorporated Documents").

            On the basis of my examination of the foregoing and of such other documents and matters as I have deemed necessary as the basis for the opinions hereinafter expressed, I am of the opinion that:

            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a duly licensed and qualified foreign corporation in good standing under the laws of those jurisdictions in which the Company's ownership of its property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the business, prospects, properties, financial condition or results of operations of the Company), and has adequate corporate power to own and operate its properties and to carry on the business in which it is now engaged.

            2. All legal proceedings necessary to the authorization, issue and sale of the New Notes have been taken by the Company.

            3. The Agreement has been duly and validly authorized, executed and delivered by the Company.

            4. The Indenture is in proper form, has been duly authorized, has been duly executed by the Company and the Trustee and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights and the availability of equitable remedies. The Indenture has been duly qualified under the TIA.

            5. The New Notes conform as to legal matters with the statements concerning them in the Registration Statement and the Prospectus, have been duly authorized and executed by the Company (assuming due authentication and delivery thereof by the Trustee) have been duly issued for value by the Company and (subject to the qualifications set forth in paragraph 4 above) constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and are entitled to the benefits afforded by the Indenture.

            6. Except as may be required by the securities or Blue Sky laws of certain jurisdictions, no authorization, approval or consent of any governmental regulatory authority is required for the issuance and sale of the New Notes.

            7. The execution and delivery of the Agreement and the Indenture and the consummation of the transactions contemplated therein will not result in a violation of or conflict with the provisions of the certificate of incorporation or by-laws of the Company or any law, statute, order, decree, rule or regulation known to me of any court or governmental agency having jurisdiction over the Company or its property.

            8. To my knowledge there is no litigation or governmental proceeding pending or threatened against the Company or its subsidiaries which would affect the subject matter of the Agreement.

            9. The Registration Statement became effective under the Act and, to the best of my knowledge, no proceedings under Section 8 of the Act looking toward the possible issuance of a stop order with respect thereto are pending or threatened and the Registration Statement remains in effect on the date hereof. The Registration Statement as of its effective date (including each deemed effective date pursuant to Rule 430B(f)(2)), the Pricing Prospectus as of the Applicable Time, as such term is defined in the Agreement, and the Prospectus as of the date thereof complied as to form in all material respects with the relevant provisions of the Act and of the Exchange Act as to the Incorporated Documents and the applicable rules and regulations of the Securities and Exchange Commission thereunder, except that I express no opinion as to the financial statements or other financial data contained therein. The Prospectus is lawful for use for the purposes specified in the Act in connection with the offer for sale and sale of the New Notes in the manner therein specified. I have no reason to believe (A) that the Registration Statement and the Incorporated Documents, considered as a whole on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) that the General Disclosure Package and the Incorporated Documents, considered as a whole as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) that the Prospectus and the Incorporated Documents, considered as a whole as of the date of the Prospectus and on the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case I express no opinion as to the financial statements or other financial data contained therein.

            Without my prior written consent, this opinion may not be relied upon by any person or entity other than the addressees, quoted in whole or in part, or otherwise referred to in any report or document, or furnished to any other person or entity, except that Milbank, Tweed, Hadley & McCloy LLP may rely upon this opinion as if this opinion were separately addressed to them.

                                Very truly yours,

cc: Milbank, Tweed, Hadley & McCloy LLP

                                                                       EXHIBIT B

                       MILBANK, TWEED, HADLEY & McCLOY LLP
                             1 Chase Manhattan Plaza
                            New York, New York 10005

                           VERIZON COMMUNICATIONS INC.

                         $___,000,000 __% Notes due ___

and the other several Purchasers
referred to in the Purchase Agreement
dated________________, among such
Purchasers and Verizon Communications Inc.

Ladies and Gentlemen:

            We have been designated by Verizon Communications Inc. (the "Company") as counsel for the purchasers of $___,000,000 aggregate principal amount of its __% Notes due ___ (the "New Notes"). Pursuant to such designation and the terms of a Purchase Agreement dated ________, relating to the New Notes (the "Purchase Agreement"), entered into by you with the Company, we have acted as your counsel in connection with your several purchases this day from the Company of the New Notes, which are issued under an Indenture dated as of December 1, 2000, as amended and supplemented (the "Indenture"), between the Company, as successor in interest to Verizon Global Funding Corp., and Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee.

            We have reviewed originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials and of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and statements contained in the Registration Statement hereinafter mentioned.

            In addition, we attended the closing held today at the offices of the Company at One Verizon Way, Basking Ridge, New Jersey, at which the Company caused the New Notes to be delivered to and held by the Trustee on behalf of the Depository Trust Company, 55 Water Street, New York, New York, for your several accounts, against payment therefor.

            On the basis of the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

            1. The Company is a validly existing corporation, in good standing, under the laws of the State of Delaware.

            2. The Purchase Agreement has been duly authorized, executed and delivered by and on behalf of the Company.

            3. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditors' rights. The enforceability of the Indenture is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

            4. The New Notes have been duly authorized and executed by the Company and conform as to legal matters in all substantial respects to the description thereof contained in the Prospectus, as such term is defined in the Purchase Agreement. The New Notes (assuming due authentication and delivery by the Trustee) have been duly issued for value by the Company and (subject to the qualifications stated in paragraph 3 above) constitute legal, valid and binding obligations of the Company enforceable against the Company, and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and of the New Notes.

            5. On the basis of information received by the Company from the Securities and Exchange Commission (the "Commission"), the Registration Statement, as such term is defined in the Purchase Agreement, filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Act"), is effective under the Act. The Prospectus is lawful for use for the purposes specified in the Act, in connection with the offer for sale and sale of the New Notes in the manner therein specified, subject to compliance with the provisions of securities or Blue Sky laws of certain States in connection with the offer for sale or sale of the New Notes in such States. To the best of our knowledge, the Registration Statement remains in effect at this date.

            6. The Registration Statement, as of its effective date (including each deemed effective date pursuant to Rule 430B(f)(2)), the Pricing Prospectus, as of the Applicable Time (as such term is defined in the Purchase Agreement), and the Prospectus, as of the date thereof, together with the documents incorporated by reference therein (the "Incorporated Documents") (except any financial statements or other financial data included in or omitted from, or incorporated by reference in, the Registration Statement, the Prospectus or such Incorporated Documents, as to which no opinion is expressed) appear on their face to be appropriately responsive, in all material respects relevant to the offering of the New Notes, to the requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the applicable rules and regulations of the Commission thereunder.

            None of the Registration Statement that was filed on Form S-3 under the Act, the Pricing Prospectus or the Prospectus necessarily contain a current description of the Company's business and affairs, since Form S-3 provides for the incorporation by reference of certain documents filed with the Commission which contain descriptions as of various dates. We participated in conferences with counsel for, and representatives of, the Company in connection with the preparation of the Registration Statement, the Pricing Prospectus[,] [and] the Prospectus [and each Issuer Free Writing Prospectus identified in Schedule B to the Purchase Agreement which constitutes part of the General Disclosure Package (as such term is defined in the Purchase Agreement)] and we have reviewed the Incorporated Documents. In connection with our participation in the preparation of the Registration Statement, the Pricing Prospectus[,][and] the Prospectus [and such Issuer Free Writing Prospectus(es)], we have not independently verified the accuracy, completeness or fairness of the statements contained therein or in the Incorporated Documents, and the limitations inherent in the review made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Prospectus [, such Issuer Free Writing Prospectus(es)] or the Incorporated Documents, except as otherwise specifically stated herein. None of the foregoing disclosed to us any information which gave us reason to believe that the Registration Statement and the Incorporated Documents, considered as a whole on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the General Disclosure Package and the Incorporated Documents, considered as a whole as of the Applicable Time, as such term is defined in the Purchase Agreement, or the Prospectus and the Incorporated Documents, considered as a whole on the date thereof and on the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no opinion as to any document filed by the Company under the Exchange Act, whether prior or subsequent to such effective date, except to the extent that such documents are Incorporated Documents read together with the Registration Statement, the General Disclosure Package or the Prospectus and considered as a whole, nor do we express any opinion as to the financial statements or other financial data included in or omitted from, or incorporated by reference, in the Registration Statement, the General Disclosure Package, the Prospectus or the Incorporated Documents.

            We express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America, the corporate laws of the State of Delaware and, to the extent the foregoing opinions involve laws other than the laws of the State of New York, the Federal laws of the United States of America or the corporate laws of the State of Delaware, in reliance upon the opinion of even date herewith of the General Counsel of the Company, such other laws.

            The opinions contained herein are rendered to you and are solely for your benefit and the benefit of the Purchasers represented by you in connection with the transaction contemplated by the Purchase Agreement. These opinions may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                         Very truly yours,

                                         MILBANK, TWEED, HADLEY & McCLOY LLP

                                                                       EXHIBIT C

                    LETTER OF INDEPENDENT PUBLIC ACCOUNTANTS

            The letter of independent public accountants to be delivered pursuant to Article IV, paragraph (D) of the document entitled Standard Purchase Agreement Provisions (February 2006 Edition) shall be to the effect that:

            At the closing, the Purchasers shall have received such number of copies as are necessary to provide one for each Purchaser of a letter addressed to Verizon Communications Inc. and satisfactory to the Purchasers or the Representative and counsel to the Purchasers, dated as of the Closing Date and encompassing the performance of certain procedures described in the letter as of a date not more than five business days prior to the Closing Date (the "Cutoff Date"), from Ernst & Young LLP confirming that they are independent public accountants with respect to Verizon Communications Inc. within the meaning of the Securities Act of 1933, as amended (the "Act") and the applicable published rules and regulations of the Commission thereunder, specifically Rule 2-01 of Regulation S-X, and stating in effect (1) that in their opinion, the financial statements and schedules audited by them and incorporated by reference in the Pricing Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, and the Securities Exchange Act of 1934, as amended the ("Exchange Act") and the published rules and regulations thereunder, (2) that although they have not audited any financial statements of Verizon Communications Inc. as of any date or for any period subsequent to the prior-year audit, and although they have conducted an audit for that period, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the financial statements as of that date and for the year then ended, but not on the financial statements for any interim period within that year; therefore, they are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of the latest available interim date, and the unaudited condensed consolidated statements of income, reinvested earnings, and cash flows for the latest available interim period subsequent to that prior-year audit which are included in the Pricing Prospectus and the Prospectus and for the comparable period of the preceding year; they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the latest available unaudited interim condensed consolidated financial statements prepared by Verizon Communications Inc., inquired of certain officials of Verizon Communications Inc. responsible for financial and accounting matters, and read the minutes of the Board of Directors and shareholders of Verizon Communications Inc., all of which procedures have been agreed to by the Purchasers, nothing has come to their attention which caused them to believe that: (a) any unaudited interim condensed consolidated financial statements incorporated by reference in the Pricing Prospectus and the Prospectus (i) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or (ii) have not been presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Pricing Prospectus and the Prospectus; or (b) (i) as of the date of the latest available unaudited condensed consolidated interim financial statement prepared by Verizon Communications Inc., there have been any changes in the capital stock or any increase in the short-term indebtedness or long-term debt of Verizon Communications Inc. or any decrease in net assets, in each case as compared with the amounts shown on the latest balance sheet incorporated by reference in the Pricing Prospectus and the Prospectus, (ii) for the period from the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus to the specified date referred to in the preceding clause (i), there were any decreases in operating revenues, net operating income, net income or Verizon Communications Inc.'s ratio to earnings to fixed charges, in each case as compared with the comparable period of the preceding year, or (iii) as of the Cutoff Date there have been any material changes in the capital stock or any material increase in the debt of Verizon Communications Inc., or any material decreases in net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Pricing Prospectus and the Prospectus, and (iv) for the period from the date of the latest available interim financial statement referred to in clause (b)(i) above to the Cutoff Date, there were any material decreases in operating revenues, net operating income or net income, in each case as compared with the comparable period of the preceding year, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur or as disclosed in such letter and except for changes occasioned by the declaration and payment of dividends on the stock of Verizon Communications Inc. or occasioned by sinking fund payments made on the debt securities of Verizon Communications Inc., and
(3) that they have performed the following additional procedures with respect to the ratios of earnings to fixed charges included or incorporated by reference in the Pricing Prospectus and the Prospectus: (i) compared the amounts used in the computation of such ratios with the amounts included in the financial statements incorporated by reference in the Pricing Prospectus and the Prospectus and noted agreement in all material respects, and (ii) recomputed the ratios and noted agreement in all material respects.

                                      C-2